EXHIBIT 23.1




            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 21, 1999 included in Standard Microsystems Corporation's Form 10-K for the year ended February 28, 1999 and to all references to our Firm included in this registration statement on Form S-8 registering 750,000 shares of common stock pursuant to the 1999 Stock Option Plan.


                                   Arthur Andersen LLP



New York, New York
July 29, 1999